Exhibit 99.1
ALTRA HOLDINGS, INC. FILES FORM S-1 REGISTRATION STATEMENT
QUINCY, MA — June 4, 2007
Altra Holdings, Inc. (the “Company”), parent company of Altra Industrial Motion, Inc., announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed public offering of shares of its common stock, par value $0.001 per share (the “Shares”). The Company will sell 760,229 Shares and the selling stockholders will sell 9,239,771 Shares. The underwriters have also been granted the option to purchase an additional 1,500,000 Shares from the Company and the selling stockholders to cover overallotments, if any.
Merrill Lynch & Co. will act as book-running manager. Robert W. Baird & Co., Jefferies & Company, Inc. and KeyBanc Capital Markets will act as a co-managers for the proposed offering.
A copy of the prospectus relating to these securities may be obtained, when available, from: Merrill Lynch Prospectus Department, Four World Financial Center, 250 Vesey Street, New York, NY 10080; Phone: (212) 449-8415.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Altra Holdings, through its wholly-owed subsidiary Altra Industrial Motion, Inc., is a global designer, producer and marketer of a wide range of mechanical power transmission and motion control products that are sold in a diverse group of industries, including energy, general industrial, material handling, mining, transportation and turf and garden.
###
CONTACT INFORMATION:
David Wall
Chief Financial Officer
Altra Holdings, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
Phone: (617) 689-6380
Email: david.wall@altramotion.com

4